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                                                                    EXHIBIT 12.2

ROGERS WIRELESS INC.
COMPUTATION OF PRO FORMA RATIO OF EARNING TO FIXED CHARGES
(in thousands of Canadian dollars)

CANADIAN GAAP

                                                            Year ended December
                                                                       31, 2003
-------------------------------------------------------------------------------
Fixed charges
        Interest expense                                                186,938
        Amortization of deferred financing costs                          5,417
        Interest expense included in rent expense                        11,667

                                                                        -------
                                                                        204,022
                                                                        =======

Earnings
        Pre tax income                                                  146,926
        Fixed charges                                                   204,022

                                                                        -------
                                                                        350,948
                                                                        =======

-------------------------------------------------------------------------------
Pro forma ratio of earnings to fixed charges                               1.72
===============================================================================

US GAAP

                                                            Year ended December
                                                                       31, 2003
-------------------------------------------------------------------------------
Fixed charges
        Interest expense                                                181,245
        Capitalized interest                                              5,693
        Amortization of deferred financing costs                          5,417
        Interest expense in rent expense                                 11,667

                                                                        -------
                                                                        204,022
                                                                        =======

Earnings
        Pre tax income                                                   49,840
        Fixed charges                                                   204,022
        Amortization of capitalized interest                              3,549
        Capitalized interest                                             (5,693)

                                                                        -------
                                                                        251,718
                                                                        =======

-------------------------------------------------------------------------------
Pro forma ratio of earnings to fixed charges                               1.23
===============================================================================